SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                                 (Amendment No.)


Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]
Check the appropriate box:
   [ ]   Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [X]   Definitive Proxy Statement
   [ ]   Definitive Additional Materials
   [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           WESTERBEKE CORPORATION
-----------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


-----------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


   Payment of Filing Fee (Check the appropriate box):
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   [ ]   Fee paid previously with preliminary materials.
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                           WESTERBEKE CORPORATION

                     -----------------------------------

                  Notice of Annual Meeting of Stockholders
                          to be held April 4, 2002

                     -----------------------------------

                                                      Taunton, Massachusetts
                                                      March 8, 2002

To the Holders of Common Stock
 of WESTERBEKE CORPORATION:

      The Annual Meeting of the Stockholders of WESTERBEKE CORPORATION will be held at The Courtyard Marriott, 200 Technology Center Drive, Stoughton, Massachusetts, on Thursday, April 4, 2002 at 10:00 o'clock A.M., local time, for the following purposes, as more fully described in the accompanying Proxy Statement:

      1. To elect one Class A director of the Company for the ensuing three years.

      2. To consider and take action upon a proposal to ratify the Board of Directors' selection of KPMG LLP to serve as the Company's independent auditors for the Company's fiscal year ending October 26, 2002.

      3. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

      The close of business on March 1, 2002 has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. A list of the stockholders entitled to vote at the Meeting may be examined at the Company's executive office located at Myles Standish Industrial Park, Taunton, Massachusetts during the ten-day period preceding the Meeting.

                                       By Order of the Board of Directors,

                                       Carleton F. Bryant, III, Secretary


      You are cordially invited to attend the Meeting in person. If you do not expect to be present, please mark, sign and date the enclosed form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that your vote can be recorded.

                               PROXY STATEMENT

      This Proxy Statement, which will be mailed commencing on or about March 8, 2002 to the persons entitled to receive the accompanying Notice of Annual Meeting of Stockholders, is provided in connection with the solicitation of Proxies on behalf of the Board of Directors of Westerbeke Corporation (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held on April 4, 2002, and at any adjournment or adjournments thereof, for the purposes set forth in such Notice. The Company's executive office is located at Myles Standish Industrial Park, Taunton, Massachusetts 02780.

      Any Proxy may be revoked at any time before it is exercised. The casting of a ballot at the Meeting by a stockholder who may theretofore have given a Proxy or the subsequent delivery of a Proxy will have the effect of revoking the initial Proxy.

      At the close of business on March 1, 2002, the record date stated in the accompanying Notice, the Company had outstanding 1,954,809 shares of common stock, $.01 par value ("Common Stock"), each of which is entitled to one vote with respect to each matter to be voted on at the Meeting. The Company has no class or series of stock outstanding other than the Common Stock.

      A majority of the issued and outstanding shares of Common Stock present in person or by proxy will constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes (as hereinafter defined) will be counted as present for the purpose of determining the presence of a quorum.

      Directors are elected by plurality vote. Adoption of proposal 2 will require the affirmative vote of a majority of the shares of Common Stock present and voting thereon at the Meeting. Shares held by stockholders who abstain from voting will be treated as being "present" and "entitled to vote" on the matter and, thus, an abstention has the same legal effect as a vote against the matter. However, in the case of a broker non-vote or where a stockholder withholds authority from his proxy to vote the proxy as to a particular matter, such shares will not be treated as "present" and "entitled to vote" on the matter and, thus, a broker non-vote or the withholding of a proxy's authority will have no effect on the outcome of the vote on the matter. A "broker non-vote" refers to shares of Common Stock represented at the Meeting in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and
(ii) the broker or nominee does not have discretionary voting power on such matter.

      At March 1, 2002, the record date for the Meeting, Mr. John H. Westerbeke, Jr., the Chairman, President and a Class C Director of the Company, owned approximately 56.2% of the outstanding Common Stock of the Company. This ownership will enable him to elect the Board of Directors of the Company and thereby control the Company's policies. To the Company's knowledge, Mr. Westerbeke, Jr. will vote his shares of Common Stock in favor of each of the proposals presented at the Meeting.

                           I. ELECTION OF DIRECTOR

      One Class A director will be elected at the Annual Meeting of Stockholders to be held on April 4, 2002, to serve for three years and until a successor shall have been chosen and qualified. This is in accord with the Company's Certificate of Incorporation, which provides for the division of the Board of Directors into three classes with the term of office for the Class A director expiring at the Meeting. Class B directors and Class C directors will be elected at the Annual Meetings to be held in 2003 and 2004, respectively.

      It is the intention of each of the persons named in the accompanying form of Proxy to vote the shares of Common Stock represented thereby in favor of the nominee listed in the following table, unless otherwise instructed in such Proxy. In case the nominee is unable or declines to serve, such persons reserve the right to vote the shares of Common Stock represented by such Proxy for another person duly nominated by the Board of Directors in the nominee's stead. The Board of Directors has no reason to believe that the nominee named will be unable or will decline to serve.

      The nominee, Gerald Bench, is presently serving as a Class A director of the Company. Certain information concerning the nominee for election as Class A director and the other directors of the Company is set forth below. Such information was furnished by them to the Company.


                                               Shares of Common Stock
Name and Certain                                  Owned Beneficially          Percent
Biographical Information                      as of February 28, 2002(1)      of Class
------------------------                      --------------------------      --------

Nominee for Election
--------------------

GERALD BENCH (Class A director),                       11,100 (2)                   *
 age 61; Vice Chairman, TDG Aerospace,
 Inc. (manufacturer of aircraft de-icing
 devices) since January 2001; President,
 BFT Holdings Co., Inc. (investors in
 emerging growth businesses) from
 November 1996 to January 2001;
 President and Chief Executive
 Officer, Hadley Fruit Orchards, Inc.
 from November 1996 to June 1999;
 Consultant, Hadley Fruit Orchards,
 Inc. from March 1995 to November
 1996; Partner, ICAP Marine Group
 (consulting firm) from November
 1993 to February 1995; Chairman
 and President, TDG Aerospace,
 Inc. from October 1991 to
 November 1993; President, Thermion,
 Inc. (manufacturer of heaters for
 aircraft de-icing devices) from
 April 1990 to September 1991;
 General Manager, Lermer
 Corporation (manufacturer of
 airline galley equipment) from
 June 1989 through March 1990;
 former Chairman of the Board,
 President, Chief Executive Officer
 and Director of E&B Marine Inc.
 (marine supplies and accessories)
 from prior to 1988; Director of the
 Company since June 1986.




Directors Whose Term of Office
Will Continue After the Meeting
-------------------------------

THOMAS M. HAYTHE (Class B                              16,100 (3)                   *
 director), age 62; Business and
 Legal Consultant since February
 2000; Partner, Haythe & Curley
 (attorneys) (now known as Torys
 LLP) from 1982 to January 2000;
 Director: Novametrix Medical
 Systems Inc. (manufacturer of
 electronic medical instruments)
 and Ramsay Youth Services, Inc.
 (provider of youth and educational
 services); Director of the Company
 since June 1986.

JAMES W. STOREY (Class B                               20,100 (4)                 1.0%
 director), age 67; Consultant since
 January 1993; President,
 Wellingsley Corporation (private
 investment management company)
 from December 1986 through
 December 1992; President and
 Chief Executive Officer of Codex
 Corporation, a subsidiary of
 Motorola, Inc., from 1982 to
 1986; Vice President of Motorola,
 Inc. from 1982 to 1986; Director of
 the Company since June 1986.




JOHN H. WESTERBEKE, JR.,                            1,248,250 (5)                59.3%
 (Class C director), age 61;
 President of the Company since
 1976; Director of the Company
 since 1976; Chairman of the Board
 of Directors of the Company since
 June 1986.

--------------------
*     Less than one percent.

<F1>  Except as indicated hereafter, each of the persons has sole voting and investment power with respect to all shares shown in the table as beneficially owned by him.

<F2>  Consists of 11,100 shares issuable upon the exercise of presently exercisable stock options held by Mr. Bench.

<F3>  Includes 11,100 shares issuable upon the exercise of presently exercisable stock options held by Mr. Haythe.

<F4>  Includes 11,100 shares issuable upon the exercise of presently exercisable stock options held by Mr. Storey.

<F5>  Includes 150,000 shares issuable upon the exercise of presently exercisable stock options held by Mr. Westerbeke, Jr.

      During the fiscal year ended October 27, 2001 the Board of Directors of the Company met four times. Each of the persons named in the tables above attended at least 75% of the meetings of the Board of Directors and of the meetings of any committee of the Board of Directors on which such person served which were held during the time that such person served.

      The Board of Directors of the Company has a Stock Option Committee, whose members are Messrs. Bench and Storey, an Audit Committee, whose members are Messrs. Bench, Haythe and Storey, and a Compensation Committee, whose members are Messrs. Bench, Haythe and Storey.

      The Stock Option Committee administers the Company's 1986 Stock Option Plan, the Supplemental Stock Option Plan and the 1996 Stock Option Plan and determines the persons who are eligible to receive options thereunder, the number of shares to be subject to each option and the other terms and conditions upon which options under such plans are granted and made exercisable. The Audit Committee is authorized to recommend to the Board of Directors the engaging and discharging of the independent auditors, and to review with the independent auditors the plans for and the results of the auditing engagement, the scope and results of the Company's procedures for internal auditing, the independence of the auditors and the adequacy of the Company's system of internal accounting controls. The Compensation Committee is authorized to make recommendations to the Board of Directors regarding compensation to be paid to key employees of the Company.

      The Audit Committee met twice during the fiscal year ended October 27, 2001. The Stock Option Committee and the Compensation Committee did not meet during such fiscal year. The Company does not have a Nominating Committee or any committee performing similar functions.

      The directors and officers of the Company, other than Messrs. Bench, Haythe and Storey, are active in its business on a day-to-day basis.

      The Company's Certificate of Incorporation contains a provision, authorized by Delaware law, which eliminates the personal liability of a director of the Company to the Company or to any of its stockholders for monetary damages for a breach of his fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law, or obtained an improper personal benefit.

Compensation of Executive Officers
----------------------------------

      The following table sets forth information for the fiscal years ended October 27, 2001, October 21, 2000 and October 23, 1999 concerning the compensation paid or awarded to the Chief Executive Officer and the other executive officer of the Company.

                         SUMMARY COMPENSATION TABLE


                             Fiscal
                              Year       Annual Compensation
Name and Principal            Ended      --------------------         All Other
     Position                October      Salary        Bonus        Compensation
------------------           -------      ------        -----        ------------

John H. Westerbeke, Jr.       2001       $231,629      $  2,179       $55,408(5)
 President, Chairman of       2000        228,359(1)    134,247(2)     38,549(5)
 the Board of Directors       1999        226,190(3)     84,723(4)     33,385(5)
 and Class C Director

Carleton F. Bryant, III       2001       $ 94,500      $ 58,240           -
 Executive Vice President,    2000         94,500        60,633           -
 Treasurer, Chief             1999         94,500        61,115           -
 Operating Officer and
 Secretary

--------------------
<F1>  Includes $75,300 of salary earned in fiscal year 2000, payment of which had been deferred. Payment was made in fiscal 2001.

<F2>  Includes a $126,692 bonus earned in fiscal year 2000, payment of which had been deferred. Payment was made in fiscal 2001.

<F3>  Includes $73,100 of salary earned in fiscal year 1999, payment of which had been deferred. Payment was made in fiscal 2001.

<F4>  Includes a $79,682 bonus earned in fiscal year 1999, payment of which had been deferred. Payment was made in fiscal 2001.

<F5>  Includes amounts ($41,896, $22,750 and $19,825 in fiscal 2001, 2000 and 1999, respectively) reflecting the current dollar value of the benefit to Mr. Westerbeke of premiums paid by the Company with respect to a split-dollar insurance arrangement (see "Employment Agreements" below for a description of such arrangement). Such benefit was determined by calculating the time value of money (using the applicable federal rates) of the premiums paid by the Company in the fiscal years ended October 27, 2001, October 21, 2000 and October 23, 1999 for the period from the date on which each premium was paid until March 31, 2003 (which is the earliest date on which the Company could terminate the agreement and request a refund of premiums paid).

      The Company did not grant any stock options to the executive officers named in the Summary Compensation Table during the fiscal year ended October 27, 2001.

      The following table sets forth the number and value of options exercised by the executive officers named in the Summary Compensation Table during the fiscal year ended October 27, 2001 and the number and value of options held by such executive officers at October 27, 2001.

                     OPTION EXERCISES IN FISCAL 2001 AND
                      OPTION VALUES AT OCTOBER 27, 2001


                                                                     Number of                 Value of Unexercised
                                                                    Unexercised                   In-the-Money(1)
                                                                    Options at                      Options at
                                                                 October 27, 2001                October 27, 2001
                            Shares Acquired     Value      ----------------------------    ----------------------------
          Name                On Exercise      Realized    Exercisable    Unexercisable    Exercisable    Unexercisable
          ----              ---------------    --------    -----------    -------------    -----------    -------------

John H. Westerbeke, Jr.           -               -          150,000            -            $101,200           -

Carleton F. Bryant, III         19,278         $25,400        45,722            -            $ 30,900           -

--------------------
<F1>  In-the-money options are those where the fair market value of the underlying Common Stock exceeds the exercise price of the option. The value of in-the-money options is determined in accordance with regulations of the Securities and Exchange Commission by subtracting the aggregate exercise price of the option from the aggregate year-end value of the underlying Common Stock.

Compensation of Directors
-------------------------

      The Company currently pays its directors a fee of $2,000 for attending each meeting of the Board of Directors of the Company.

Employment Agreements
---------------------

      The Company has an Employment Agreement (the "Agreement") with John H. Westerbeke, Jr., the Chairman of the Board, President and Chief Executive Officer of the Company, which provides for his employment by the Company at an annual base salary, subject to increases based upon the Consumer Price Index and at the discretion of the Company. During fiscal 2001, Mr. Westerbeke's salary was $231,629. The Agreement also provides for payment of a bonus at the discretion of the Board of Directors of the Company. In March 2001, the Board of Directors extended for a period of two years the incentive plan established in September 1996, whereas Mr. Westerbeke has an annual bonus opportunity, based on net income and increases in sales. Mr. Westerbeke may elect to have all or any part of his base salary or bonus paid as deferred compensation in five annual installments commencing upon his retirement or other termination of employment, or upon a change of control of the Company, as defined in the Agreement. Amounts deferred by Mr. Westerbeke are contributed by the Company to a trust established to hold and invest these funds until such time as the amounts are payable to Mr. Westerbeke. The Agreement also requires the Company to pay premiums for certain life insurance policies on the life of Mr. Westerbeke as described below. The Agreement may be terminated by the Company upon the disability of Mr. Westerbeke, by the Company with or without cause, and by Mr. Westerbeke in the event there has occurred a constructive termination of employment by the Company. In addition, in the event of a change in control of the Company, as defined in the Agreement, Mr. Westerbeke may terminate his employment during the one year period following such change in control, and in such event, the Company will be required to pay him a lump sum cash payment in an amount equal to three times his annual cash compensation during the most recent five taxable years of the Company, less $1,000. In addition, in such circumstances, the Company is required to continue to carry group life and health insurance for Mr. Westerbeke for a three-year period and is required to pay any premiums payable on the split-dollar life insurance policies on his life for a three year period. Under the Agreement, Mr. Westerbeke has agreed not to compete with the Company for a period of one year following termination of his employment.

      The Company has entered into a split-dollar insurance arrangement with Mr. Westerbeke, Jr., pursuant to which the Company will pay the premium costs of certain life insurance policies that pay a death benefit of not less than $6,150,000 in the aggregate upon the death of Mr. Westerbeke. Upon surrender of the policies or payment of the death benefit thereunder, the Company is entitled to repayment of an amount equal to the cumulative premiums previously paid by the Company, with all remaining payments to be made to Mr. Westerbeke or his beneficiaries. See footnote (5) to the "Summary Compensation Table" above for further information on premium payments made by the Company.

      The Company has an agreement with Carleton F. Bryant, III, the Executive Vice President, Treasurer and Chief Operating Officer of the Company, which provides for his employment by the Company at an annual salary of $94,500. Under a related agreement Mr. Bryant agrees not to compete with the Company for a period of three years following the termination of his employment.

Compliance with Section 16(a) of the
Securities Exchange Act of 1934
-------------------------------

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.

      To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended October 27, 2001 all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

Certain Relationships and Related Transactions
----------------------------------------------

      The Company leases a 40-foot sailboat from Mr. Westerbeke, Jr., the Chairman of the Board, President and Chief Executive Officer of the Company, pursuant to a lease expiring in July 2004. The Company pays an annual rental to him of $33,500 and also pays approximately $10,000 to $15,000 of annual expenses in connection with the operation and maintenance of the sailboat. The Company makes use of the sailboat to evaluate the performance of its marine engine products and for other corporate purposes. In July 1994, Mr. Westerbeke, Jr. executed a promissory note payable to the Company in the principal amount of $165,000. The proceeds of the loan were used by Mr. Westerbeke, Jr. to purchase the sailboat that is leased to the Company as described above. The loan, which is due June 1, 2004, is payable in equal monthly installments which commenced on July 1, 1994, together with interest at 7.75% per annum and is secured by the sailboat. Management of the Company believes that the terms of the lease and of the secured loan are no less favorable to the Company than it could obtain from an unrelated party.

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

      During the Company's past fiscal year, Thomas M. Haythe, a Class B director of the Company and a member of the Compensation Committee, rendered legal services to the Company. It is expected that Mr. Haythe will continue to act as the Company's general counsel in the future.

Audit Committee Report
----------------------

      The members of the Audit Committee are Gerald Bench, Thomas M. Haythe and James W. Storey. Each member of the Audit Committee is independent in the judgment of the Company's Board of Directors and as required by the listing standards of the National Association of Securities Dealers. The Audit Committee operates under the Audit Committee Charter adopted by the Board of Directors. As required by the regulations of the Securities and Exchange Commission, a copy of the Audit Committee Charter was attached to last year's Proxy Statement.

      Management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Audit Committee's primary responsibility is to oversee the Company's financial reporting process on behalf of the Board of Directors and to report the results of its activities to the Board, as described in the Audit Committee Charter. The principal recurring duties of the Audit Committee in carrying out its oversight responsibility include reviewing and evaluating the audit efforts of the Company's independent auditors, discussing with management and the independent auditors the adequacy and effectiveness of the Company's accounting and financial controls, and reviewing and discussing with management and the independent auditors the Company's quarterly and annual financial statements.

      The Audit Committee has reviewed and discussed with the Company's management the audited financial statements of the Company for the fiscal year ended October 27, 2001. The Audit Committee has also discussed with KPMG LLP, the independent auditors of the Company, the matters required to be discussed by statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has also received from the independent auditors written affirmation of their independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed with the auditors the firm's independence.

      Based upon the review and discussions summarized above, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company, as of October 27, 2001 and for the year then ended, be included in the Company's Annual Report on Form 10-K for the year ended October 27, 2001 for filing with the Commission.

                                       Audit Committee
                                       Gerald Bench
                                       Thomas M. Haythe
                                       James W. Storey

Compensation Committee Report on Executive Compensation
-------------------------------------------------------

      The report of the Compensation Committee documents the Committee's policies regarding executive officer compensation. The Company's philosophy and objectives in setting compensation are: (i) to offer levels of compensation which are competitive with those offered by other companies in similar businesses; (ii) to compensate executives based on each executive's level of responsibility and contribution to the Company's business goals;
(iii) to link compensation with the Company's financial performance; and
(iv) to align the interests of the Company's executives with the interests of the Company's stockholders.

      There are three components to executive compensation at the Company: base salary, bonus and stock options. Base salary is determined by level of responsibility, individual performance and Company performance, as well as by the need to provide a competitive package that allows the Company to retain key executives. Executive bonuses provide the opportunity for executive officers to earn additional compensation by achieving certain performance goals as determined by the Board of Directors. In addition, the Company periodically grants stock options to its executive officers and other key employees. The primary purpose of stock option grants is to align the interests of the Company's executive officers more closely with the interests of the Company's stockholders by offering the executives an opportunity to benefit from increases in the market price of the Common Stock. The stock option plans are administered by the Stock Option Committee of the Board of Directors, which determines the persons who are to receive options and the number of shares to be subject to each option. No stock options were granted to the executive officers of the Company during fiscal 2001.

      Compensation of Executive Officers
      ----------------------------------

      The Company has employment agreements with each of John H. Westerbeke Jr., Chairman of the Board, President and Chief Executive Officer of the Company, and Carleton F. Bryant, III, Executive Vice President, Treasurer and Chief Operating Officer of the Company. Pursuant to Mr. Westerbeke's agreement, Mr. Westerbeke's annual base salary is subject to increase based on the Consumer Price Index and at the discretion of the Company. Mr. Westerbeke's agreement also provides for payment of a bonus at the discretion of the Board of Directors. In March 2001, the Board of Directors extended for a period of two years the incentive plan established in September 1996, whereas Mr. Westerbeke has an annual bonus opportunity, based on net income and increases in sales. Pursuant to his employment agreement, Mr. Bryant has a fixed annual base salary and is eligible for an annual bonus based upon the financial results of the Company.

                                       Compensation Committee
                                       Gerald Bench
                                       Thomas M. Haythe
                                       James W. Storey

Performance Graph
-----------------

      The following performance graph compares the cumulative total stockholder return on the Common Stock to the NASDAQ Stock Market U.S. Index and to the S&P Machinery - Diversified Index for the Company's last five fiscal years. The graph assumes that $100 was invested in each of the Common Stock, the NASDAQ Stock Market U.S. Index and the S&P Machinery -
Diversified Index on October 26, 1996 and that all dividends were reinvested.

* $100 INVESTED ON 10/26/96 IN STOCK OR INDEX- INCLUDING REINVESTMENT OF DIVIDENDS.


                                                 Cumulative Total Return
                              --------------------------------------------------------------
                               10/96      10/97      10/98      10/99      10/00      10/01
                               -----      -----      -----      -----      -----      -----

Westerbeke Corporation        $100.00    $156.32    $105.18    $ 95.40    $ 98.87    $ 67.31
NASDAQ Stock Market (U.S.)     100.00     131.58     147.20     248.85     280.77     125.02
S&P Machinery-Diversified      100.00     138.08     114.22     137.00     111.25     117.91

Information Concerning Certain Stockholders
-------------------------------------------

      The stockholders (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who, to the knowledge of the Board of Directors of the Company, owned beneficially more than five percent of any class of the outstanding voting securities of the Company as of February 28, 2002, each director and each executive officer named in the Summary Compensation Table of the Company who owned beneficially shares of Common Stock and all directors and executive officers of the Company as a group, and their respective shareholdings as of such date (according to information furnished by them to the Company), are set forth in the following table. Except as indicated in the footnotes to the table, all of such shares are owned with sole voting and investment power.


                                             Shares of
                                            Common Stock          Percent
Name and Address                         Owned Beneficially       of Class
----------------                         ------------------       --------

Marvin A. Gordon                             100,000 (1)            5.1%
  750 Everett Street
  Norwood, MA 02062

Gerald Bench                                  11,100 (2)              *
  17 1/2 Passaic Avenue
  Spring Lake, New Jersey 07762

Thomas M. Haythe                              16,100 (3)              *
  Myles Standish Industrial Park
  Taunton, Massachusetts 02780

James W. Storey                               20,100 (4)            1.0%
  3 Saddle Ridge Road
  Dover, Massachusetts 02030

John H. Westerbeke, Jr                     1,248,250 (5)           59.3%
  Myles Standish Industrial Park
  Taunton, Massachusetts 02780




Carleton F. Bryant, III                       26,368 (6)            1.3%
  Myles Standish Industrial Park
  Taunton, Massachusetts 02780

All Directors and Officers as a Group      1,321,918 (2)           61.1%
 (five persons)                            (3) (4) (5) (6)

--------------------
(*)   Less than one percent.

<F1>  Information as to these holdings is based upon a report on Schedule
      13D filed with the Securities and Exchange Commission by Mr. Marvin A. Gordon. Such report indicates that Mr. Gordon has sole voting and dispositive power with respect to 100,000 shares.

<F2>  Consists of 11,100 shares issuable upon the exercise of presently exercisable stock options held by Mr. Bench.

<F3>  Includes 11,100 shares issuable upon the exercise of presently exercisable stock options held by Mr. Haythe.

<F4>  Includes 11,100 shares issuable upon the exercise of presently exercisable stock options held by Mr. Storey.

<F5>  Includes 150,000 shares issuable upon the exercise of presently exercisable stock options held by Mr. Westerbeke, Jr.

<F6>  Consists of 26,368 shares issuable upon the exercise of presently exercisable stock options held by Mr. Bryant.

      To the Company's knowledge, there have been no significant changes in stock ownership or control of the Company as set forth above since February 28, 2002.

            II. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      The Board of Directors of the Company has selected KPMG LLP to serve as independent auditors for the Company for the fiscal year ending October 26, 2002. The Board of Directors considers KPMG LLP to be eminently qualified.

      Although it is not required to do so, the Board of Directors is submitting its selection of the Company's auditors for ratification at the Meeting, in order to ascertain the views of stockholders regarding such selection. If the selection is not ratified, the Board of Directors will reconsider its selection.

      The Board of Directors recommends that stockholders vote FOR ratification of the selection of KPMG LLP to examine the financial statements of the Company for the Company's fiscal year ending October 26, 2002. It is the intention of the persons named in the accompanying form of Proxy to vote the shares of Common Stock represented thereby in favor of such ratification unless otherwise instructed in such Proxy.

      A representative of KPMG LLP will be present at the Meeting, with the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

Audit Fees
----------

      For the year ended October 27, 2001, the Company paid KPMG LLP approximately $82,200 and $15,900 for audit related and tax preparation services, respectively. The Audit Committee concluded that the foregoing non-audit services did not adversely impact the independence of KPMG LLP.

                             III. OTHER MATTERS

      The Board of Directors of the Company does not know of any other matters, which may be brought before the Meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in accordance with their judgment on such matters.

                              IV. MISCELLANEOUS

      If the accompanying form of Proxy is executed and returned, the shares of Common Stock represented thereby will be voted in accordance with the terms of the Proxy, unless the Proxy is revoked. If no directions are indicated in such Proxy, the shares represented thereby will be voted FOR the nominee proposed by the Board of Directors in the election of directors and FOR the ratification of the Board of Directors' selection of independent auditors for the Company.

      All costs relating to the solicitation of Proxies will be borne by the Company. Proxies may be solicited by officers, directors and regular employees of the Company personally, by mail or by telephone or telegraph, and the Company may pay brokers and other persons holding shares of stock in their names or those of their nominees for their reasonable expenses in sending soliciting material to their principals.

      It is important that Proxies be returned promptly. Stockholders who do not expect to attend the Meeting in person are urged to mark, sign and date the accompanying form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.

Stockholder Proposals
---------------------

      Stockholder proposals intended to be presented at the 2003 Annual Meeting of Stockholders of the Company must be received by the Company by November 8, 2002 in order to be considered for inclusion in the Company's Proxy Statement relating to such Meeting. In the event that a stockholder fails to notify the Company by January 22, 2003 of an intent to be present at the 2003 Annual Meeting of Stockholders of the Company in order to present a proposal for a vote, the Company will have the right to exercise its discretionary authority to vote against the proposal, if presented, without including any information about the proposal in its proxy materials.

Annual Report on Form 10-K
--------------------------

      A copy of the Company's Annual Report on Form 10-K, including the financial statements and financial statement schedules for the fiscal year ended October 27, 2001, which has been filed with the Securities and Exchange Commission, will be sent, without charge, to stockholders to whom this Proxy Statement is mailed, upon written request to the Secretary, Westerbeke Corporation, Myles Standish Industrial Park, Taunton, Massachusetts 02780.


Taunton, Massachusetts
March 8, 2002

[X]   PLEASE MARK VOTES             PROXY
      AS IN THIS EXAMPLE   WESTERBEKE CORPORATION

           PROXY - ANNUAL MEETING OF STOCKHOLDERS - APRIL 4, 2002
                                COMMON STOCK

      The undersigned, a stockholder of WESTERBEKE CORPORATION, does hereby appoint John H. Westerbeke, Jr. and Thomas M. Haythe, or either of them, with full power of substitution, the undersigned's proxies, to appear and vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, April 4, 2002 at 10:00 A.M., local time, or at any adjournments thereof, upon such matters as may properly come before the Meeting.

      The undersigned hereby instructs said proxies or their substitutes to vote as specified hereon on each of the following matters and in accordance with their judgment on any other matters which may properly come before the Meeting.

                                                         With-
                                                For      hold
1.  Election of a Class A Director              [ ]       [ ]
    Nominee:  Gerald Bench.

                                                For      Against    Abstain

2.  Ratification of appointment of KPMG         [ ]        [ ]        [ ]
    LLP as independent auditors for fiscal
    2002.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    The Board of Directors favors a vote "FOR" each item.
    The shares represented by this Proxy will be voted as directed. If no direction is indicated as to either of Items 1 or 2 they will be voted in favor of the Item(s) for which no direction is indicated.


                                           ______________________________
      Please be sure to sign and date       Date
         this Proxy in the box below.
_________________________________________________________________________

_________________________________________________________________________
      Stockholder sign above            Co-holder (if any) sign above


Detach above card, sign, date and mail in postage paid envelope provided.

                           WESTERBEKE CORPORATION
_________________________________________________________________________
      IMPORTANT: Before returning this Proxy, please sign your name or names on the line(s) above exactly as shown thereon. Executors, administrators, trustees, guardians or corporate officers should indicate their full titles when signing. Where shares are registered in the name of joint tenants or trustees, each joint tenant or trustee should sign.

                             PLEASE ACT PROMPTLY
                   SIGN, DATE & MAIL YOUR PROXY CARD TODAY
_________________________________________________________________________

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